UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
             Securities and Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                             Salisbury Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1) Title of each class of securities to which transaction applies:

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      (2) Aggregate number of securities to which transaction applies:

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      (3) Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4) Proposed maximum aggregate value of transaction:

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      (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (2) Form, Schedule or Registration Statement No.:

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      (3) Filing Party:

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      (4) Date Filed:

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

                             SALISBURY BANCORP, INC.
                                5 BISSELL STREET
                                  P.O. BOX 1868
                          LAKEVILLE, CONNECTICUT 06039

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON March 10, 2009

To the Shareholders of Salisbury Bancorp, Inc.:

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Salisbury Bancorp, Inc. (The "Company") will be held at 10:00 a.m., local time, on Tuesday, March 10, 2009 at The Interlaken Inn, 74 Interlaken Road, Route 112, Lakeville, Connecticut for the following purposes:

      1.    To  approve  an   amendment   to  the   Company's   Certificate   of
            Incorporation to authorize a class of 25,000 shares of preferred stock, par value $0.01 per share; and

      2. To transact such other business as may properly be brought before the Special Meeting or any adjournment(s) thereof.

      Only those shareholders of record at the close of business on February 4, 2009 are entitled to notice of, and to vote at, this Special Meeting or any adjournment thereof.

      In order that you may be represented at the Special Meeting, please complete, date, sign and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

                                BY ORDER OF THE BOARD OF DIRECTORS
                                OF SALISBURY BANCORP, INC.

                                /s/ John F. Foley
                                --------------------------
February 9, 2009                John F. Foley
Lakeville, Connecticut          Secretary

SHAREHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE REGARDLESS OF WHETHER THEY PLAN TO ATTEND THE MEETING. ANY PROXY GIVEN BY A SHAREHOLDER WHO EXECUTES AND RETURNS A PROXY AND WHO ATTENDS THE SPECIAL MEETING MAY WITHDRAW THE PROXY AT TIME BEFORE IT IS VOTED AND VOTE HIS OR HER SHARES IN PERSON. A PROXY MAY ALSO BE REVOKED BY GIVING NOTICE TO JOHN F. FOLEY, SECRETARY OF THE COMPANY, 5 BISSELL STREET, P.O. BOX 1868, LAKEVILLE, CT 06039, IN WRITING PRIOR TO THE TAKING OF A VOTE.

                             SALISBURY BANCORP, INC.
                                5 BISSELL STREET
                               LAKEVILLE, CT 06039
                                  860-435-9801

       -------------------------------------------------------------------
                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF SHAREHOLDERS
                                 March 10, 2009
       -------------------------------------------------------------------

                                  INTRODUCTION

      The enclosed proxy card (the "Proxy") is solicited by the Board of Directors (the "Board of Directors") of Salisbury Bancorp, Inc. (the "Company"), for use at the Special Meeting of Shareholders (the "Special Meeting") to be held on Tuesday, March 10, 2009, at 10:00 a.m., at The Interlaken Inn, 74 Interlaken Road, Route 112, Lakeville, Connecticut 06039, and at any and all adjournments thereof. Any Proxy given may be revoked at any time before it is actually voted on any matter in accordance with the procedures set forth on the Notice of Special Meeting. This Proxy Statement and the enclosed form of Proxy are being mailed to shareholders (the "Shareholders") on or about February 9, 2009. The cost of preparing, assembling and mailing this Proxy Statement and the material enclosed herewith is being borne by the Company. In addition, proxies may be solicited by Directors, officers and employees of the Company and Salisbury Bank and Trust Company (the "Bank") personally by telephone or other means. The Company will reimburse banks, brokers, and other custodians, nominees, and fiduciaries for their reasonable and actual costs in sending the proxy materials to the beneficial owners of the Company's common stock (the "Common Stock"). The Company has engaged Morrow & Co., LLC to assist in the solicitation of proxies at a fee of $7,500 plus expenses.

      If your shares are in a brokerage or fiduciary account, your broker or bank will send you a voting instruction form instead of a Proxy. Please follow the instructions on such form to instruct your broker or bank how to vote your shares. If you wish to attend the Special Meeting and vote your shares in person, you must follow the instructions on the voting instructions form to obtain a legal proxy from your broker or bank.

                       OUTSTANDING STOCK AND VOTING RIGHTS

      The Board of Directors has fixed the close of business on February 4, 2009 as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Special Meeting. As of the Record Date, 1,685,861 shares of the Company's Common Stock (par value $.10 per share) were outstanding and entitled to vote and held of record by approximately 1,500 Shareholders of Record. Each share of Common Stock is entitled to one vote on all matters to be presented at the Special Meeting. Votes withheld, abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Special Meeting but will the effect of a vote against Proposal 1.

      A Proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-prepaid if mailed in the United States.

      If the enclosed form of Proxy is properly executed and received by the Company in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed, but unmarked proxies will be voted "FOR" Proposal 1 discussed in this Proxy Statement.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

      This Proxy Statement may include forward-looking statements relating to such matters as:

      (a) assumptions concerning future economic and business conditions and their effect on the economy in general and on the markets in which the Company and Salisbury Bank and Trust Company (the "Bank") do business; and

      (b)   expectations for revenues and earnings for the Company and Bank.

      Such forward-looking statements are based on assumptions rather than historical or current facts and, therefore, are inherently uncertain and subject to risk. For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Act of 1995.

      The Company notes that a variety of factors could cause the actual results or experience to differ materially from the anticipated results or other expectations described or implied by such forward-looking statements. The risks and uncertainties that may affect the operation, performance, development and results of the Company's and Bank's business include the following:

      (a) the risk of adverse changes in business conditions in the banking industry generally and in the specific markets in which the Bank operates;

      (b)   changes  in  the   legislative  and  regulatory   environment   that
            negatively impacts the Company and Bank through increased operating expenses;

      (c)   increased   competition  from  other  financial  and   non-financial
            institutions;

      (d)   the impact of technological advances; and

      (e) other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Such developments could have an adverse impact on the Company's and the Bank's financial position and results of operations.

                                   PROPOSAL 1

              APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

DESCRIPTION OF THE PROPOSAL

      The Board of Directors has adopted an amendment to the Company's Certificate of Incorporation to authorize a class of 25,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The full text of the proposed amendment to the Company's Certificate of Incorporation is set forth in Exhibit A to this proxy statement. The Company's Certificate of Incorporation currently authorizes only the issuance of Common Stock. The proposed amendment will vest in the Board of Directors the authority to determine by resolution the terms of one or more series of Preferred Stock, including the preferences, rights and limitations of each series. Provisions in a company's certificate of incorporation authorizing preferred stock in this manner are often referred to as "blank check" provisions, as they give a board of directors the flexibility, at any time or from time to time, without further shareholder approval (except as may be required by applicable laws, regulatory authorities or the rules of any stock exchange on which a company's securities are then listed), to create one or more series of preferred stock and to determine by resolution the terms of each such series. The Board of Directors believes that authorization of the Preferred Stock in the manner proposed will provide the Company with greater flexibility in meeting future capital requirements by creating series of Preferred Stock customized to meet the needs of particular transactions and then prevailing market conditions. Series of Preferred Stock would also be available for issuance from time to time for any other proper corporate purposes, including in connection with the redemption of the Preferred Stock described below, strategic alliances, joint ventures, or acquisitions.

      The Board of Directors does not have any plans calling for the issuance of shares of Preferred Stock at the present time, other than the possible issuance of Preferred Stock to the U.S. Department of the Treasury (the "Treasury") in connection with the Treasury's recently announced Troubled Asset Relief Program ("TARP") Capital Purchase Program described below.

TERMS OF THE CAPITAL PURCHASE PROGRAM

      On October 14, 2008, the Treasury announced the TARP Capital Purchase Program. This program encourages U.S. financial institutions to build capital to increase the flow of financing to U.S. businesses and consumers and to support the U.S. economy. Under the program, the Treasury will purchase senior preferred shares from banks, bank holding companies, and other financial institutions. The senior preferred shares will qualify as Tier 1 capital for regulatory purposes and will rank senior to common stock and at an equal level in the capital structure with any existing preferred shares other than preferred shares which by their terms rank junior to any other existing preferred shares. The senior preferred shares purchased by the Treasury will pay a cumulative dividend rate of 5 percent per annum for the first five years they are outstanding and thereafter at a rate of 9 percent per annum. The senior preferred shares will be non-voting, other than voting rights on matters that could adversely affect the shares.The shares will be callable at one hundred percent of their issue price plus any accrued and unpaid dividends after three years.

Prior to the end of three years, the senior preferred shares may be redeemed with the proceeds from a qualifying equity offering of any Tier 1 perpetual preferred or common stock.

      If dividends on the senior preferred shares are not paid in full for six dividend periods, whether or not consecutive, the senior preferred shares will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

      The Treasury will receive warrants to purchase a number of shares of common stock having an aggregate market price equal to 15% of the senior preferred shares on the date of investment, subject to reduction as set forth below. The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, will be the market price for the common stock on the date of the preliminary approval of the application (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments. The warrants will have a term of ten years. The warrants will be immediately exercisable, in whole or in part. The warrants will not be subject to any contractual restrictions on transfer, provided that the Treasury may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which the issuer has received aggregate gross proceeds of not less than 100% of the issue price of the senior preferred shares from one or more Qualified Equity Offerings (the sale by the issuer after the date of the sale of the senior preferred shares of Tier 1 qualifying perpetual preferred stock or common stock for cash) and (ii) December 31, 2009. In the event that the issuer receives aggregate gross proceeds of not less than 100% of the issue price of the senior preferred shares from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the Treasury will be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and
(ii) 0.5.

      An issuer participating in the Capital Purchase Program will be required to file a shelf registration statement with the Securities and Exchange Commission for the purpose of registering the senior preferred shares, the warrants and the common stock underlying the warrants as promptly as practicable after the date of the sale of the senior preferred shares and will take all action required to cause the shelf registration statement to be declared effective as soon as possible and maintain the effectiveness of the registration statement. The issuer will be required to apply for the listing on the national exchange on which the issuer's common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

      The Treasury will agree not to exercise voting power with respect to any shares of common stock of the issuer issued to it upon exercise of the warrants.

      The Treasury's consent also will be required for any increase in common stock dividends per share or certain repurchases of common stock until the third anniversary of the date of the investment unless prior to the third anniversary that the senior preferred shares are issued are redeemed in whole or the Treasury has transferred all of the senior preferred shares to third parties.

      Banks and bank holding  companies  participating  in the Capital  Purchase
Program also must modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111 of the Emergency Economic Stabilization Act of 2008 and any guidance or regulations issued by the Secretary of the Treasury for the period during which the Treasury holds equity issued under the Capital Purchase Program. These standards include: (i) ensuring that incentive compensation for specified senior executive officers does not encourage unnecessary and excessive risks that threaten the value of the Company; (ii) requiring a clawback of any bonus or incentive compensation paid to a specified senior executive officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; (iii) prohibiting the Company from making any golden parachute payment to a specified senior executive officer based on applicable Internal Revenue Code provisions; and (iv) agreeing not to deduct for tax purposes executive compensation in excess of $500,000 for each specified senior officer executive.

      The Company has reviewed its executive compensation arrangements and does not anticipate that it will be necessary to modify any existing employee plans or contracts to comply with the applicable limits on executive compensation described above.

      See Exhibit B for the Summary of Senior Preferred Terms and Summary of Warrant Terms as published by the Treasury.

COMPANY PARTICIPATION IN THE CAPITAL PURCHASE PROGRAM

      The Company received preliminary approval on January 7, 2009 from the Treasury to issue and sell up to 8,816 shares of the Preferred Stock and a warrant to purchase approximately 57,671 shares of Common Stock (the "Warrant") at an estimated exercise price of $22.93 per share for aggregate consideration of $8,816,000. Each share of Preferred Stock issued to the Treasury will have a liquidation preference of $1,000. If the Company sells the maximum amount of Preferred Stock authorized under the Capital Purchase Program, the Company estimates that the ownership percentage of the current shareholders would be diluted by approximately 3.3% if the Warrant were fully exercised.

      At September 30, 2008, the Company had capital ratios in excess of those required to be considered well-capitalized under banking regulations. The Board of Directors believes it is prudent for the Company to apply for capital available under the Capital Purchase Program because (i) the Company believes that the cost of capital under the Capital Purchase Program may be significantly lower than the cost of capital otherwise available to the Company at this time, and (ii) despite being well-capitalized, additional capital obtained under the capital Purchase Program would provide the Company additional flexibility to meet future capital needs that may arise.

      The Board of Directors believes that the flexibility to issue shares of Preferred Stock other than under the Capital Purchase Program can enhance the Board of Director's arm's-length bargaining capability on behalf of the Company's shareholders in a takeover situation. However, under some circumstances, the ability to designate the rights of, and issue, Preferred Stock could be used by the Board of Directors to make a change in control of the Company more difficult.

      The rights of the holders of the Company's Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future, including that issued under the Capital Purchase Program. To the extent that dividends will be payable on any issued shares of Preferred Stock, the result would be to reduce the amount otherwise available for payment of dividends on outstanding shares of the Company's Common Stock and there might be restrictions placed on the Company's ability to declare dividends on the Common Stock or to repurchase shares of Common Stock. The issuance of any Preferred Stock having voting rights would dilute the voting power of the holders of Common Stock. To the extent that any Preferred Stock is made convertible into shares of Common Stock, the effect, upon such conversion, would also be to dilute the voting power and ownership percentage of the holders of Common Stock. In addition, holders of Preferred Stock would normally receive superior rights in the event of any dissolution, liquidation, or winding up of the Company, thereby diminishing the rights of the holders of Common Stock to distribution of the Company's assets. Shares of Preferred Stock of any series would not entitle the holder to any pre-emptive right to purchase or subscribe for any shares of that or any other class.

      The Company has not made a final determination as to whether it will participate in the Capital Purchase Program or if it does participate, the extent to which it will do so. Assuming that the amendment to the Certificate of Incorporation is approved by shareholders, the Board will make a final decision near to the time of the closing of the sale to the Treasury, which is currently scheduled to occur on March 13, 2009. Among the factors the Board will consider are the then-current economic conditions nationally, regionally and locally, the performance of the Bank at that time, especially of the loan portfolio, the capital and liquidity positions of the Company and the Bank at that time, and any restrictions on the use of the proceeds or corporate governance matters imposed by Congress, the Treasury or bank regulatory authorities between the date of this Proxy statement and the date that the Board makes the final determination or are anticipated to be imposed in the future. There can be no assurance that the Company will participate in the Capital Purchase Program, or if it does participate, the extent to which it will participate. If the amendment to the Certificate of Incorporation is approved by shareholders and the Company does not participate in the Capital Purchase Program, the Preferred Stock authorized will remain available for future issuance as described above.

USE OF PROCEEDS

      Subject to limitations on use of proceeds that may be specified by the Treasury, the Company intends to invest all of the proceeds from the issuance of the Preferred Stock to the Treasury as equity in the Bank, its wholly-owned banking subsidiary. The Company has identified the following priorities for the use of the funds by the Bank: (i) increase, where possible and prudent, additional consumer and commercial lending to stimulate economic activity in the Bank's local and regional markets; (ii) strengthen the Bank in the face of an uncertain and potentially prolonged economic downturn, which could have severe negative effects upon the national and regional economy and which could provoke credit or other than temporary impairment losses at the Bank at levels outside historical norms and (iii) possibly facilitate appropriate acquisitions of bank branches, or entire banks, whose capacity to flourish or even survive in the current economy has become suspect. Prior to such deployment, the funds may be used to reduce borrowings or augment investment securities.

PRO FORMA EFFECT ON THE COMPANY'S FINANCIAL STATEMENTS

      The following discusses the pro forma effect of participation in the Capital Purchase Program on the Company's financial statements. As indicated above, the Company was notified on January 7, 2009 that the Treasury had preliminarily approved the Company's application to participate in the Capital Purchase Program in the amount of $8,816,000. This discussion assumes that the Company receives the entire $8,816,000.

      The pro forma effect of the receipt of $8,816,000 under the Capital Purchase Program as of September 30, 2008 is as follows:

                                                                                                 Minimum For
                                               As Reported              Pro Forma as of           Regulatory
                                           September 30, 2008         September 30, 2008      "Well-Capitalized"
                                         (dollars in thousands)     (dollars in thousands)      Designation (1)
                                         ----------------------     ----------------------    ------------------
Capital Purchase Program Investment                       0              $       8,816
Total Tier 1 Capital                        $        35,358              $      44,174
Total Tier 2 Capital                        $         3,140              $       3,140
Total Capital (Tier 1 & 2)                  $        38,498              $      47,314
                                            ---------------              -------------              -----
Leverage Ratio                                         7.54%                      9.25%              5.00%
Tier 1 Ratio                                          12.08%                     14.65%              6.00%
Total Capital Ratio                                   13.15%                     15.69%             10.00%

(1) Minimum regulatory percentages for banks. All other numbers and percentages are calculated based on the Company's financial statements.

      The following unaudited pro forma financial information of the Company for the fiscal year ended December 31, 2007 and the nine-month period ended September 30, 2008 show the effect of the receipt of $8,816,000 from the Treasury pursuant to the Capital Purchase Program upon the issuance of Preferred Stock and the Warrant. The pro forma financial data is not necessarily indicative of the financial results that would have resulted had the proceeds of the Capital Purchase Program been received for the above periods and is not necessarily indicative of the results that the Company will achieve in the future. The Company can provide no assurance that the pro forma results will be achieved.

      The Company has included the following unaudited pro forma financial information solely for the purpose of providing shareholders with information that may be useful for purposes of considering and evaluating the proposal to amend the Company's Certificate of Incorporation. The Company's future results are subject to prevailing economic, industry specific conditions, financial, business and other known and unknown risks, and uncertainties, certain of which are beyond the Company's control. These factors include, without limitation, those described in this Proxy Statement under "Cautionary Statement Concerning Forward-Looking Statements" and those described in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, which are specifically incorporated by reference in this Proxy Statement.

Pro Forma Effect - Balance Sheet

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2008
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                As of
                                               09/30/08       Pro Forma Adjustments   Pro Forma
                                              ----------      ----------------------  ----------
Balance Sheet Data:
ASSETS
Cash and due from banks                       $   12,741          $        0          $   12,741
Securities available for sale, at fair           144,482                   0             144,482
value
Loans, net of allowance for loan losses (1)      293,740               8,816             302,556
Other Assets                                      34,687                   0              34,687
                                              ----------          ----------          ----------
     TOTAL ASSETS                             $  485,650          $    8,816          $  494,466
                                              ==========          ==========          ==========
LIABILITIES
Total deposits                                $  344,608                   0          $  344,608
Borrowings                                        98,861                   0              98,861
Other Liabilities                                  3,461                   0               3,461
                                              ----------          ----------          ----------
     TOTAL LIABILITIES                           446,930                   0             446,930
                                              ----------          ----------          ----------
SHAREHOLDERS' EQUITY
Preferred Stock (1) (2)                       $        0          $    8,816          $    8,816
Capital Stock                                        169                   0                 169
Warrants (2) (4)                                       0                 112                 112
Discount on Preferred Stock (2) (3)                    0                (112)               (112)
Surplus                                           13,158                   0              13,158
Retained Earnings                                 34,037                   0              34,037
Accumulated other comprehensive (loss)
income                                            (8,644)                  0              (8,644)
                                              ----------          ----------          ----------
     TOTAL SHAREHOLDERS'EQUITY                    38,720               8,816              47,536
                                              ----------          ----------          ----------
     TOTAL LIABILITIES AND
             SHAREHOLDERS' EQUITY             $  485,650          $    8,816          $  494,466
                                              ==========          ==========          ==========

(1) Pro forma amounts are based on the investment by the Treasury pursuant to the Capital Purchase Program of the maximum amount of $8,816,000 for which the Company has received preliminary approval. The Company expects ultimately to utilize the proceeds to (i) increase, where prudent, consumer and commercial lending; (ii) strengthen the Bank and (iii) when appropriate, facilitate the acquisition of bank branches or entire banks. Prior to such deployment, the proceeds may be used to reduce borrowings or augment investment securities. Expenses related to the issuance of the Preferred Stock and the Warrant to the Treasury are expected to be immaterial and have not been deducted from the sale proceeds.

(2) The proceeds from the sale of the securities to the Treasury would be allocated between the Preferred Stock and the Warrant based on their relative fair values on the issue date. The fair value of the Warrant would be determined using the Black-Scholes model, which includes assumptions regarding the price of the Common Stock, dividend yield and stock price volatility, as well as assumptions regarding the risk-free interest rate. The fair value of the Preferred Stock issued to the Treasury would be determined based on assumptions regarding the discount rate (market rate) on the Preferred Stock

(3) The discount on the Preferred Stock issued to the Treasury would be determined based on the value that is allocated to the Warrant upon issuance and would be accreted back to the value of the Preferred Stock over a five-year period upon issuance.

(4) Assuming participation in the Capital Purchase Program in the maximum amount of $8,816,000 for which the Company has received preliminary approval, based on an exercise price of $22.93 per share for the Warrant, the Company estimates that the Warrant would give the Treasury the right to purchase approximately 57,671 shares of Common Stock.

Pro Forma Effect - Income Statements

              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 PRO FORMA IMPACT OF MAXIMUM ESTIMATED PROCEEDS
               $8,816,000 PREFERRED AND WARRANTS FOR 57,671 SHARES
                       FOR THE YEAR ENDED DECEMBER 31, 2007
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                     Pro Forma
                                                            Historical                               12 Months
                                                            12 Months                                  Ended
                                                              Ended            Adjustments           12/31/07
                                                             12/31/07          (unaudited)          (unaudited)
                                                          ---------------    ---------------     ------------------
Net Interest Income                                       $        13,720    $           572(1)  $           14,292
Loan Loss Provision                                                     0                                         0
                                                          ---------------    ---------------     ------------------
     Net Interest Income after Provision                           13,720                572                 14,292
Noninterest Income                                                  4,465                                     4,465
Noninterest Expense                                                13,514                                    13,514
                                                          ---------------    ---------------     ------------------
     Income/(Loss) Before Taxes                                     4,671                572                  5,243
Provision for Income Taxes                                            870                126(2)                 996
                                                          ---------------    ---------------     ------------------
     Income before Preferred Dividends                              3,801                446                  4,427
Less: Preferred Dividends                                               0                441(3)                 441
                                                          ---------------    ---------------     ------------------
     Income available to common shareholders              $         3,801    $             5     $            3,806
                                                          ===============    ===============     ==================
Basic Earnings Per Share                                  $          2.26    $             0     $             2.26
                                                          ===============    ===============     ==================
Diluted Earnings Per Share                                $          2.26    $             0     $             2.23
                                                          ===============    ===============     ==================
Weighted Average Shares Outstanding:
     Basic                                                      1,684,699                  0              1,684,699
     Diluted                                                    1,684,699             19,484(4)           1,704,183

(1) Assumes maximum Capital Purchase Program proceeds of $8,816,000 are used to increase loans at an assumed average annualized yield of approximately 6.49%. The actual impact to net interest income could be different as the Company expects ultimately to utilize a portion of the proceeds to (i) increase, where prudent, consumer and commercial lending; (ii) strengthen the Bank and (iii) when appropriate facilitate the acquisition of bank branches or entire banks. Prior to such deployment, the proceeds may be used to reduce borrowings or augment investment securities. Expenses related to the issuance of the Preferred Stock and the Warrant to the Treasury are expected to be immaterial and have not been deducted from the sale proceeds.

(2) Additional income tax expense is attributable to additional net interest income as described in Note (1).

(3) Consists of dividends on the Preferred Stock at a 5% annual rate as well as accretion on discount on the Preferred Stock upon issuance. The discount is determined based on the value that is allocated to the Warrant upon issuance. The discount is accreted back to par value over a five-year term, which is the expected life of the Preferred Stock upon issuance. The estimated accretion is based on a number of assumptions, which are subject to change. These assumptions include the discount (market rate at issuance) rate on the Preferred Stock and assumptions underlying the value of the Warrant. The estimated proceeds are allocated based on the relative fair value of the Warrant as compared to the fair value of the Preferred Stock. The fair value of the Warrant is determined under a Black-Scholes model. The model includes assumptions regarding the Common Stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate. The lower the value of the Warrant, the lower is the negative impact on net income and earnings per share available to common shareholders. The fair value of the Preferred Stock is determined based on assumptions regarding the discount rate (market rate) on the Preferred Stock. The lower the discount rate, the lower is the negative impact on net income and earnings per share available to common shareholders.

(4) Assuming participation in the Capital Purchase Program in the maximum amount of $8,816,000 for which the Company has received preliminary approval, based on an exercise price of $22.93 per share for the Warrant, the Company estimates that the Warrant would give the Treasury the right to purchase approximately 57,671 shares of Common Stock. The pro forma adjustment shows the increase in diluted shares outstanding assuming that the Warrants had been issued on January 1, 2007 at the strike price of $22.93 and remained outstanding for the entire period presented. The treasury stock method was utilized to determine dilution of the Warrant for the period presented.

              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 PRO FORMA IMPACT OF MAXIMUM ESTIMATED PROCEEDS
               $8,816,000 PREFERRED AND WARRANTS FOR 57,671 SHARES
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                            Historical                               Pro Forma
                                                             9 Months                                9 Months
                                                              Ended                                   Ended
                                                             09/30/08           Adjustments          09/30/08
                                                          ---------------      --------------      -------------
Net Interest Income                                       $        11,666      $          411(1)   $      12,077
Loan Loss Provision                                                   690                                    690
                                                          ---------------      --------------      -------------
     Net Interest Income after Provision                           10,976                 411             11,387
Noninterest Income
                                                                    1,241                                  1,241
Noninterest Expense                                                11,183                                 11,183
                                                          ---------------      --------------      -------------
     Income/(Loss) Before Taxes                                     1,034                 411              1,445
Provision for Income Taxes                                            882                  90(2)             972
                                                          ---------------      --------------      -------------
     Income before Preferred Dividends                                152                 321                473
Less: Preferred Dividends                                               0                 331(3)             331
                                                          ---------------      --------------      -------------
     Income available to common shareholders              $           152      $          (10)     $         142
                                                          ===============      ==============      =============
Basic Earnings Per Share                                  $          0.09      $            0      $        0.08
                                                          ===============      ==============      =============
Diluted Earnings Per Share                                $          0.09      $            0      $        0.08
                                                          ===============      ==============      =============
Weighted Average Shares Outstanding:
     Basic                                                      1,685,444                              1,685,444
     Diluted                                                    1,685,444              14,708(4)       1,700,152

(1) Assumes maximum Capital Purchase Program proceeds of $8,816,000 are used to increase loans at an assumed average annualized yield of approximately 6.21%. The actual impact to net interest income could be different as the Company expects ultimately to utilize a portion of the proceeds to (i) increase, where prudent, consumer and commercial lending; (ii) strengthen the Bank and (iii) when appropriate facilitate the acquisition of bank branches or entire banks. Prior to such deployment, the proceeds may be used to reduce borrowings or augment investment securities. Expenses related to the issuance of the Preferred Stock and the Warrant to the Treasury are expected to be immaterial and have not been deducted from the sale proceeds.

(2) Additional income tax expense is attributable to additional net interest income as described in Note (1).

(3) Consists of dividends on the Preferred Stock at a 5% annual rate as well as accretion on discount on the Preferred Stock upon issuance. The discount is determined based on the value that is allocated to the Warrant upon issuance. The discount is accreted back to par value over a five-year term, which is the expected life of the Preferred Stock upon issuance. The estimated accretion is based on a number of assumptions, which are subject to change. These assumptions include the discount (market rate at issuance) rate on the Preferred Stock and assumptions underlying the value of the Warrant. The estimated proceeds are allocated based on the relative fair value of the Warrant as compared to the fair value of the Preferred Stock. The fair value of the Warrant is determined under a Black-Scholes model. The model includes assumptions regarding the Common Stock price, dividend yield, stock price volatility, as well as assumptions regarding the risk-free interest rate. The lower the value of the Warrant, the lower is the negative impact on net income and earnings per share available to common shareholders. The fair value of the Preferred Stock is determined based on assumptions regarding the discount rate (market rate) on the Preferred Stock. The lower the discount rate, the lower is the negative impact on net income and earnings per share available to common shareholders.

(4) Assuming participation in the Capital Purchase Program in the maximum amount of $8,816,000 for which the Company has received preliminary approval, based on an exercise price of $22.93 per share for the Warrant, the Company estimates that the Warrant would give the Treasury the right to purchase approximately 57,671 shares of Common Stock. The pro forma adjustment shows the increase in diluted shares outstanding assuming that the Warrants had been issued on January 1, 2008 at the strike price of $22.93 and remained outstanding for the entire period presented. The treasury stock method was utilized to determine dilution of the Warrant for the period presented.

APPROVAL REQUIREMENT AND BOARD OF DIRECTORS RECOMMENDATION

      Approval of the proposed amendment to the Company's Certificate of Incorporation requires the approval of at least a majority of the votes entitled to be cast at the meeting.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

                                 OTHER BUSINESS

      The Company is not aware of any business to be acted upon at the Special Meeting other than that which is discussed in this Proxy Statement. In the event that any other business requiring a vote of the Shareholders is properly presented at the Special Meeting, the holders of the Proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

      You are encouraged to exercise your right to vote by marking the appropriate boxes and dating and signing the enclosed Proxy card. The Proxy card may be returned in the enclosed envelope, postage-prepaid if mailed in the United States. In the event that you are later able to attend the Special Meeting, you may revoke your Proxy and vote your shares in person. A prompt response will be helpful and your cooperation is appreciated.

                SECURITY OWNERSHIP OF MANAGEMENT AND SHAREHOLDERS

      The following table sets forth certain information as of December 31, 2008 regarding the number of shares of Common Stock beneficially owned by each Director and Executive Officer of the Company and by all Directors and Executive Officers of the Company as a group. Management is not aware of any person (including any "group" as defined in Rule 13(d)(3) of the Securities and Exchange Commission (the "SEC")) who owns beneficially more than 5% of the Common Stock as of December 31, 2008.

                                               Amount and Nature of
        Name of Beneficial Owner             Beneficial Ownership (1)      Percent of Class (2)
---------------------------------------      ------------------------      --------------------
Louis E. Allyn, II                                     1,481                       .09%
John R. H. Blum                                       16,365(3)                    .97%
Louise F. Brown                                        2,928                       .17%
Richard J. Cantele, Jr.                                3,006(4)                    .18%
Robert S. Drucker                                      8,468(5)                    .50%
John F. Foley                                          7,443(6)                    .44%
Nancy F. Humphreys                                     1,840(7)                    .11%
Holly J. Nelson                                        1,888(8)                    .11%
John F. Perotti                                       11,454(9)                    .68%
Michael A. Varet                                      66,486(10)                  3.94%
-----------------------------------------         ----------                 ---------
(All Directors and Executive  Officers of            121,359                      7.20%
the  Company  as  a  group  of  ten  (10)
persons)

----------
(1) The shareholdings also include, in certain cases, shares owned by or in trust for a director's spouse and/or children or grandchildren, and in which all beneficial interest has been disclaimed by the Director or has the right to acquire such security within sixty (60) days of December 31, 2008.

(2) Percentages are based upon the 1,685,861 shares of the Company's Common Stock outstanding and entitled to vote on December 31, 2008. The definition of beneficial owner includes any person who, directly or indirectly, through any contract, agreement or understanding, relationship or otherwise, has or shares voting power or investment power with respect to such security.

(3)   Includes 2,100 shares owned by John R. H. Blum's spouse.

(4) Includes 1,320 shares owned jointly by Richard J. Cantele, Jr. and his spouse and 6 shares owned by Richard J. Cantele, Jr. as custodian for his daughter.

(5)   Includes 1,500 shares owned by Robert S. Drucker's spouse.

(6) Includes 3,322 shares owned jointly by John F. Foley and his spouse, 1,543 owned by his spouse and 100 shares owned by John F. Foley as custodian for his children.

(7)   Includes 1,000 shares owned jointly by Nancy F. Humphreys and her spouse.

(8)   Includes 6 shares owned by Holly J. Nelson as guardian for a minor child.

(9) Includes 9,514 shares owned jointly by John F. Perotti and his spouse, 1,100 shares owned by his spouse and 564 shares owned by his son, of which shares owned by his spouse and son, John F. Perotti has disclaimed beneficial ownership.

(10) Includes 18,540 shares which are owned by his spouse and 18,546 shares which are owned by his children, of which shares Michael A. Varet has disclaimed beneficial ownership.

  IMPORTANT NOTICE REGARDING THE AVAILABILTY OF PROXY MATERIALS FOR THE SPECIAL
                SHAREHOLDER MEETING TO BE HELD ON APRIL 10, 2009

     THIS NOTICE AND PROXY STATEMENT ARE AVAILABLE AT WWW.CFPPROXY.COM/4607.

      Directions to the Interlaken Inn, 74 Interlaken Road, Route 112, Lakeville, Connecticut, may be obtained by writing to John F. Foley, Secretary, Salisbury Bancorp, Inc. 5 Bissell Street, PO Box 1868, Lakeville, CT 06039-1868, by calling 1-860-435-9801 or toll-free at 1-800-222-9801.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

      Any proposal that a Company shareholder wishes to have included in the Company's Proxy Statement and form of Proxy relating to the Company's 2009 Annual Meeting of Shareholders under Rule 14a-8 of the SEC must have been received by the Company's Secretary by December 8, 2008.

      In addition, under the Company's Bylaws, shareholders who wish to nominate a director or bring other business before an annual meeting must comply with the following:

   o You must be a shareholder of record and must have given notice in writing to the Secretary of the Company (a) not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting with respect to matters other than the nomination of directors and (b) not less than thirty (30) days nor more than fifty (50) days prior to the meeting with respect to the nomination of directors.

   o Your notice must contain specific information required in the Company's Bylaws.

      Nominations and proposals should be addressed to John F. Foley, Secretary,
Salisbury  Bancorp,  Inc.,  5  Bissell  Street,  PO  Box  1868,  Lakeville,   CT
06039-1868.

                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We do not anticipate that representatives from Shatswell, MacLeod & Company, P.C. will be present and available to respond to questions or make a statement at the Special Meeting.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The SEC's rules allow the Company to "incorporate by reference" into this Proxy Statement certain information the Company files with the SEC. Any information incorporated by reference into this Proxy Statement is considered to be part of this Proxy Statement. Any reports filed by the Company with the SEC after the date of this Proxy Statement will automatically update and, where applicable, supersede any information contained in this Proxy Statement or incorporated by reference in this Proxy Statement.

      The Company incorporates by reference the following financial statements and other portions of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as filed with the SEC on March 28, 2008 (the "Form 10-K") and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 as filed with the SEC on November 13, 2008 (the "Form 10-Q"):

   o The audited consolidated financial statements and notes thereto and supplementary data as of and for the fiscal year ended December 31, 2007 appearing in Part II, Item 8 of the Form 10-K;

   o The unaudited condensed consolidated financial statements and notes thereto as of and for the three and nine months ended September 30, 2008 appearing in Part I, Item 1 of the Form 10-Q;

   o Management's Discussion and Analysis of Financial Condition and Results of Operations appearing in Part II, Item 7 of the Form 10-K and Part I, Item 2 of the Form 10-Q; and

   o Changes in and Disagreements with Accountants appearing in Part II, Item 9 of the Form 10-K.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Proxy Statement is delivered, upon his or her written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this Proxy Statement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. Copies of these filings may be requested, at no cost, by contacting John F. Foley, Secretary, Salisbury Bancorp, Inc., at 5 Bissell Street, PO Box 1868, Lakeville, CT 06039-1868 or by telephone at 1-860-435-9801 or toll-free at 1-800-222-9801.


By order of the Board of Directors

                                                     /s/ John F. Foley
                                                     --------------------------
                                                     John F. Foley
                                                     Secretary

Lakeville, Connecticut
February 9, 2009

                                    Exhibit A
                                   -----------

                              PROPOSED AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                             SALISBURY BANCORP, INC.

Article THIRD shall be amended and restated in its entirety as follows:

      THIRD: Capital Stock. The amount of the capital stock of the Corporation hereby authorized is three million (3,000,000) shares of Common Stock, par value $0.10 per share and twenty-five thousand (25,000) shares of Preferred Stock, par value $0.01 per share.

            A. Common Stock.

            Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holder. There shall be no cumulative voting rights in the election of directors. Each share of Common Stock shall have the same relative rights as and be identical in all respects with all other shares of Common Stock. The voting, dividend and liquidation rights of the Common stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be determined by the Board of Directors before the issuance of any series of Preferred Stock.

            B. Preferred Stock.

                  (1) General. Preferred Stock may be issued from time to time in one or more series, each to have such terms as are set forth herein and in the resolutions of the Board of Directors authorizing the issue of such series. Any shares of Preferred Stock which may be redeemed, purchased or otherwise acquired by the Corporation may be reissued. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly so provided.

                  (2) Authority of Board of Directors. The Board of Directors may from time to time issue the Preferred Stock in one or more series. The Board of Directors may, in connection with the creation of any such series, determine the preferences, limitations and relative rights of each such series before the issuance of such series. Without limiting the foregoing, the Board of Directors may fix the voting powers, dividend rights, conversion rights, redemption privileges and liquidation preferences, all as the Board of Directors deems appropriate, to the full extent now or hereafter permitted by the Connecticut Business Corporation Act.

                  The resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation and the Connecticut Business Corporation Act.

            C. No shareholder of the Corporation shall by reason of his holding shares of capital stock of the Corporation have any preemptive or preferential rights to purchase or subscribe to any share of any class of stock of the Corporation, now or hereafter to be authorized, or to any notes, debentures, bonds or other securities (whether or not convertible into or carrying options or warrants to purchase shares of any class of capital stock) now or hereafter to be authorized, excepting only such preemptive or preferential rights, warrants or options as the Board of Directors in its discretion may grant from time to time; and the Board of Directors may issue shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities (whether or not convertible into or carrying rights, options or warrants to purchase shares of any class of capital stock) without offering any such shares to the existing Shareholders of the Corporation.

                                    Exhibit B
                                    ---------

                          TARP CAPITAL PURCHASE PROGRAM
                       SENIOR PREFERRED STOCK AND WARRANTS

                        SUMMARY OF SENIOR PREFERRED TERMS

Issuer: Qualifying Financial Institution ("QFI") means (i) any U.S. bank or U.S. savings association not controlled by a Bank Holding Company ("BHC")or Savings and Loan Holding Company ("SLHC"); (ii) any U.S. BHC, or any U.S. SLHC which engages only in activities permitted for financial holdings companies under
Section 4(k) of the Bank Holding Company Act, and any U.S. bank or U.S. savings association controlled by such a qualifying U.S. BHC or U.S. SLHC; and (iii) any U.S. BHC or U.S. SLHC whose U.S. depository institution subsidiaries are the subject of an application under Section 4(c)(8) of the Bank Holding Company Act; except that QFI shall not mean any BHC, SLHC, bank or savings association that is controlled by a foreign bank or company. For purposes of this program, "U.S. bank", "U.S. savings association", "U.S. BHC" and "U.S. SLHC" means a bank, savings association, BHC or SLHC organized under the laws of the United States or any State of the United States, the District of Columbia, any territory or possession of the United States, Puerto Rico, Northern Mariana Islands, Guam, American Samoa, or the Virgin Islands. The United States Department of the Treasury will determine eligibility and allocation for QFIs after consultation with the appropriate Federal banking agency.

Initial Holder: United States Department of the Treasury (the "UST").

Size: QFIs may sell preferred to the UST subject to the limits and terms described below.

Each QFI may issue an amount of Senior Preferred equal to not less than 1% of its risk-weighted assets and not more than the lesser of (i) $25 billion and
(ii) 3% of its risk-weighted assets.

Security: Senior Preferred, liquidation preference $1,000 per share. (Depending upon the QFI's available authorized preferred shares, the UST may agree to purchase Senior Preferred with a higher liquidation preference per share, in which case the UST may require the QFI to appoint a depositary to hold the Senior Preferred and issue depositary receipts.)

Ranking: Senior to common stock and pari passu with existing preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Regulatory Capital Status: Tier 1.

Term: Perpetual life.

Dividend: The Senior Preferred will pay cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum.

For Senior Preferred issued by banks which are not subsidiaries of holding companies, the Senior Preferred will pay non-cumulative dividends at a rate of 5% per annum until the fifth anniversary of the date of this investment and thereafter at a rate of 9% per annum. Dividends will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year.

Redemption: Senior Preferred may not be redeemed for a period of three years from the date of this investment, except with the proceeds from a Qualified Equity Offering (as defined below) which results in aggregate gross proceeds to the QFI of not less than 25% of the issue price of the Senior Preferred. After the third anniversary of the date of this investment, the Senior Preferred may be redeemed, in whole or in part, at any time and from time to time, at the option of the QFI. All redemptions of the Senior Preferred shall be at 100% of its issue price, plus (i) in the case of cumulative Senior Preferred, any accrued and unpaid dividends and (ii) in the case of noncumulative Senior Preferred, accrued and unpaid dividends for the then current dividend period (regardless of whether any dividends are actually declared for such dividend period), and shall be subject to the approval of the QFI's primary federal bank regulator.

"Qualified Equity Offering" shall mean the sale by the QFI after the date of this investment of Tier 1 qualifying perpetual preferred stock or common stock for cash.

Following the redemption in whole of the Senior Preferred held by the UST, the QFI shall have the right to repurchase any other equity security of the QFI held by the UST at fair market value.

Restrictions on Dividends: For as long as any Senior Preferred is outstanding, no dividends may be declared or paid on junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares (other than in the case of pari passu preferred shares, dividends on a pro rata basis with the Senior Preferred), nor may the QFI repurchase or redeem any junior preferred shares, preferred shares ranking pari passu with the Senior Preferred or common shares, unless (i) in the case of cumulative Senior Preferred all accrued and unpaid dividends for all past dividend periods on the Senior Preferred are fully paid or (ii) in the case of non-cumulative Senior Preferred the full dividend for the latest completed dividend period has been declared and paid in full.

Common dividends: The UST's consent shall be required for any increase in common dividends per share until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.

Repurchases: The UST's consent shall be required for any share repurchases (other than (i) repurchases of the Senior Preferred and (ii) repurchases of junior preferred shares or common shares in connection with any benefit plan in the ordinary course of business consistent with past practice) until the third anniversary of the date of this investment unless prior to such third anniversary the Senior Preferred is redeemed in whole or the UST has transferred all of the Senior Preferred to third parties.In addition, there shall be no share repurchases of junior preferred shares, preferred shares ranking pari passu with the Senior Preferred, or common shares if prohibited as described above under "Restrictions on Dividends".

Voting rights: The Senior Preferred shall be non-voting, other than class voting rights on (i) any authorization or issuance of shares ranking senior to the Senior Preferred, (ii) any amendment to the rights of Senior Preferred, or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the Senior Preferred. If dividends on the Senior Preferred are not paid in full for six dividend periods, whether or not consecutive, the Senior Preferred will have the right to elect 2 directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Transferability: The Senior Preferred will not be subject to any contractual restrictions on transfer. The QFI will file a shelf registration statement covering the Senior Preferred as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the Senior Preferred and will take such other steps as may be reasonably requested to facilitate the transfer of the Senior Preferred including, if requested by the UST, using reasonable efforts to list the Senior Preferred on a national securities exchange. If requested by the UST, the QFI will appoint a depositary to hold the Senior Preferred and issue depositary receipts.

Executive Compensation: As a condition to the closing of this investment, the QFI and its senior executive officers covered by the EESA shall modify or terminate all benefit plans, arrangements and agreements (including golden parachute agreements) to the extent necessary to be in compliance with, and following the closing and for so long as UST holds any equity or debt securities of the QFI, the QFI shall agree to be bound by, the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection. As an additional condition to closing, the QFI and its senior executive officers covered by the EESA shall grant to the UST a waiver releasing the UST from any claims that the QFI and such senior executive officers may otherwise have as a result of the issuance of any regulations which modify the terms of benefits plans, arrangements and agreements to eliminate any provisions that would not be in compliance with the executive compensation and corporate governance requirements of Section 111 of the EESA and any guidance or regulations issued by the Secretary of the Treasury on or prior to the date of this investment to carry out the provisions of such subsection.

                            SUMMARY OF WARRANT TERMS

Warrant: The UST will receive warrants to purchase a number of shares of common stock of the QFI having an aggregate market price equal to 15% of the Senior Preferred amount on the date of investment, subject to reduction as set forth below under "Reduction". The initial exercise price for the warrants, and the market price for determining the number of shares of common stock subject to the warrants, shall be the market price for the common stock on the date of the Senior Preferred investment (calculated on a 20-trading day trailing average), subject to customary anti-dilution adjustments. The exercise price shall be reduced by 15% of the original price on each six-month anniversary of the issue date of the warrants if the consent of the QFI stockholders described below has not been received, subject to a maximum reduction of 45% of the original exercise price.

Term: 10 years.

Exercisability: Immediately exercisable, in whole or in part.

Transferability: The warrants will not be subject to any contractual restrictions on transfer; provided that the UST may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings and (ii) December 31, 2009. The QFI will file a shelf registration statement covering the warrants and the common stock underlying the warrants as promptly as practicable after the date of this investment and, if necessary, shall take all action required to cause such shelf registration statement to be declared effective as soon as possible. The QFI will also grant to the UST piggyback registration rights for the warrants and the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants. The QFI will apply for the listing on the national exchange on which the QFI's common stock is traded of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

Voting: The UST will agree not to exercise voting power with respect to any shares of common stock of the QFI issued to it upon exercise of the warrants.

Reduction: In the event that the QFI has received aggregate gross proceeds of not less than 100% of the issue price of the Senior Preferred from one or more Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the UST shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and
(ii) 0.5.

Consent: In the event that the QFI does not have sufficient available authorized shares of common stock to reserve for issuance upon exercise of the warrants and/or stockholder approval is required for such issuance under applicable stock exchange rules, the QFI will call a meeting of its stockholders as soon as practicable after the date of this investment to increase the number of authorized shares of common stock and/or comply with such exchange rules, and to take any other measures deemed by the UST to be necessary to allow the exercise of warrants into common stock.

Substitution: In the event the QFI is no longer listed or traded on a national securities exchange or securities association, or the consent of the QFI stockholders described above has not been received within 18 months after the issuance date of the warrants, the warrants will be exchangeable, at the option of the UST, for senior term debt or another economic instrument or security of the QFI such that the UST is appropriately compensated for the value of the warrant, as determined by the UST.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                             SALISBURY BANCORP, INC.

                        THIS PROXY SOLICITED ON BEHALF OF
                THE BOARD OF DIRECTORS OF SALISBURY BANCORP, INC.

      The undersigned holder(s) of the Common Stock of Salisbury Bancorp, Inc. (the "Company") do hereby nominate, constitute and appoint ____________________ and ______________________ jointly and severally, proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of the Company, standing in our name on February 4, 2009 at the Special Meeting of its Shareholders to be held at The Interlaken Inn, 74 Interlaken Road, Route 112, Lakeville, Connecticut on Tuesday, March 10, 2009 at 10:00 a.m. or any adjournment thereof with all the powers the undersigned would possess if personally present, as follows:

(1) APPROVAL of an amendment to the Company's Certificate of Incorporation to authorize 25,000 shares of preferred stock, par value $0.01 per share.

       FOR                AGAINST              ABSTAIN
      [   ]                [   ]                [   ]

(2) OTHER BUSINESS: To conduct whatever other business may properly be brought before the Special Meeting or any adjournment thereof. Management at present knows of no other business to be presented by or on behalf of the Company or its Management at the Special Meeting. In the event that any other business requiring a vote of the Shareholders is properly presented at the Special Meeting, the holders of the proxies will vote your shares in accordance with their best judgment and the recommendations of a majority of the Board of Directors.

PLEASE CHECK THE BOX IF YOU PLAN TO ATTEND THE MEETING  [   ]

  Please be sure to sign and date                      Date  ____________,  2009
    this Proxy in the box below.

            -----------------------                -----------------------------
            Shareholder sign above                 Co-holder (if any) sign above

--------------------------------------------------------------------------------
  Detach above card, date, sign and mail in postage-prepaid envelope provided.

                             SALISBURY BANCORP, INC.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL (1).

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION INDICATED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSAL (1) AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.

      All  joint  owners  must  sign.   When  signing  as  attorney,   executor,
administrator, trustee or guardian, please give full title. If more than one trustee, all must sign.

      THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE MEETING BY PROVIDING WRITTEN NOTICE TO THE COMPANY SECRETARY OR MAY BE WITHDRAWN AND YOU MAY VOTE IN PERSON SHOULD YOU ATTEND THE SPECIAL MEETING.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.